Exhibit 99.1

NEWS
FOR RELEASE: 8:00 a.m. ET, Monday, May 12, 2008

Charter Reports First Quarter
Financial and Operating Results

Year-over-year double-digit pro forma revenue and adjusted EBITDA growth driven by strong RGU net additions and over 13% increase in ARPU

St. Louis, Missouri – May 12, 2008 – Charter Communications, Inc. (NASDAQ: CHTR) (along with its subsidiaries, the “Company” or “Charter”) today reported its first quarter 2008 financial and operating results.

•	First quarter revenue of $1.564 billion grew 10.5% year-over-year on a pro forma[1] basis and 9.8% on an actual basis, primarily driven by increases in telephone and high-speed Internet (HSI) revenues.
•	First quarter adjusted EBITDA[2] of $545 million increased 10.5% year-over-year on a pro forma basis and 9.9% on an actual basis.
•	Total ARPU[3] for the quarter increased 13.4% year-over-year to $100.14, driven by increased sales of The Charter BundleTM, advanced services growth and rate adjustments.
•	Revenue generating units (RGUs) increased 7% year-over-year, with 302,300 net additions during the first quarter of 2008, primarily driven by continued strong HSI and telephone growth.
•	First quarter 2008 marked the highest video RGU net additions and video ARPU growth since 2003.

 “Our pro forma double digit revenue and adjusted EBITDA growth for the first quarter was driven by strong RGU additions and ARPU growth,” said Neil Smit, President and Chief Executive Officer. “Our continued strong performance into 2008 reflects our focus and execution as we pursue the right strategies for Charter, including

1 Pro forma results are described below in the “Use of Non-GAAP Financial Metrics” section and are provided in the addendum of this news release.
2 Adjusted EBITDA is defined in the “Use of Non-GAAP Financial Metrics” section and is reconciled to net cash flows from operating activities in the addendum of this news release.
3 Average revenue per basic customer.

driving bundled penetration and targeting our operating and capital investments toward the projects with the highest expected returns.”

Key Operating Results

All of the following customer growth and ARPU statistics are presented on a pro forma basis. Charter added a net 302,300 RGUs during the first quarter of 2008. As of March 31, 2008, Charter served approximately 5,598,800 customers and the Company’s 12,084,400 RGUs were comprised of 5,208,000 basic video, 3,023,200 digital video, 2,768,200 HSI, and 1,085,000 telephone customers.

•	Telephone customers increased by approximately 125,700 during the first quarter of 2008 and nearly doubled year-over-year. Telephone penetration is approximately 11% of telephone homes passed.
•
Video RGUs increased 90,900 during the first quarter and video ARPU grew 6.2% – the highest video RGU net additions and video ARPU growth since 2003. Digital video customers increased by approximately 102,800 and basic video customers decreased by 11,900.

•	HSI customers increased by approximately 85,700 in the first quarter of 2008. HSI ARPU increased year-over-year to $40.08.
•
First quarter 2008 total ARPU increased 13.4% to $100.14 from the same period in 2007, driven primarily by an increase in bundled customers, advanced services growth, and upgrading customers to higher service tiers.

First Quarter Results – Pro Forma

First quarter revenues were $1.564 billion, a pro forma increase of $148 million, or 10.5%. The increase resulted primarily from increases in telephone and HSI revenues.

Telephone revenues nearly doubled to $121 million compared to pro forma revenue of $63 million in the year-ago quarter. HSI revenues increased $35 million, up 11.9% year-over-year on a pro forma basis, due primarily to an increased number of customers. Video revenues increased $27 million, up 3.2% year-over-year on a pro forma basis, primarily as a result of digital and advanced services revenue growth and rate adjustments. Commercial revenues increased $12 million, or 14.8%, on a pro forma basis, as Charter continues to market The Charter Business Bundle®. Advertising sales revenue increased $6 million, reflecting a pro forma increase of 9.7% compared to the first quarter of 2007.

Operating expenses, which include programming, service and advertising sales costs, increased 8.8% year-over-year on a pro forma basis, reflecting annual programming rate increases, increased labor and maintenance costs to support improved service levels, and growth of the Company’s telephone business and other advanced services. Selling, general, and administrative expenses increased by 13.8% on a pro forma basis compared to the year-ago quarter, reflecting expenditures to further improve the customer experience, increases in bad debt expense, and higher marketing expenditures targeted at revenue growth and retaining customers.

Adjusted EBITDA totaled $545 million for the first quarter of 2008, a pro forma increase of 10.5% compared to the year-ago quarter.

Net cash flows from operating activities for the first quarter of 2008 were $204 million, compared to a pro forma $263 million for the first quarter of 2007.

First Quarter Results – Actual

First quarter revenues increased 9.8% and operating costs and expenses increased 9.7% compared to year-ago results.

Adjusted EBITDA for the first quarter of 2008 grew 9.9% versus the actual results in the year-ago period.

Income from operations was $205 million in the first quarter of 2008, compared to $156 million in the first quarter of 2007.

Net loss for the first quarter of 2008 was $358 million, or $.97 per common share. For the first quarter of 2007, Charter reported a net loss of $381 million and net loss per common share of $1.04. The decrease in reported net loss was primarily related to higher adjusted EBITDA resulting from higher RGUs and increased ARPU.

Net cash flows from operating activities for the first quarter of 2008 were $204 million, compared to $266 million for the first quarter of 2007.

Expenditures for property, plant, and equipment for the first quarter of 2008 were $334 million, compared to first quarter 2007 expenditures of $298 million. The increase in capital expenditures primarily reflects year-over-year increases in scalable infrastructure related to network upgrades to support higher HSI speeds and other advanced services.

As of March 31, 2008, Charter had $20.575 billion in long-term debt and $467 million of cash on hand. Availability under the Company’s revolving credit facility was approximately $1.4 billion at March 31, 2008, none of which was limited by covenant restrictions.  Charter expects that cash on hand, cash flows from operating activities, and amounts available under its credit facilities will be adequate to meet its projected cash needs through 2009 and will not be sufficient to fund projected cash needs in 2010 (primarily as a result of the CCH II, LLC $2.2 billion of senior notes maturing in September 2010) and thereafter.

Use of Non-GAAP Financial Metrics

The Company uses certain measures that are not defined by Generally Accepted Accounting Principles (“GAAP”) to evaluate various aspects of its business. Adjusted EBITDA, pro forma adjusted EBITDA, and free cash flow are non-GAAP financial measures and should be considered in addition to, not as a substitute for, net cash flows from operating activities reported in accordance with GAAP. These terms, as defined by Charter, may not be comparable to similarly titled measures used by other companies.

Adjusted EBITDA is defined as income from operations before depreciation and amortization, stock compensation expense, and other operating expenses, such as special charges and loss on sale or retirement of assets. As such, it eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of the Company’s businesses as well as other non-cash or non-recurring items, and is unaffected by the Company’s capital structure or investment activities. Adjusted EBITDA and pro forma adjusted EBITDA are liquidity measures used by Company management and its board of directors to measure the Company’s ability to fund operations and its financing obligations. For this reason, it is a significant component of Charter’s annual incentive compensation program. However, this measure is limited in that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues and the cash cost of financing for the Company. Company management evaluates these costs through other financial measures.

Free cash flow is defined as net cash flows from operating activities, less capital expenditures and changes in accrued expenses related to capital expenditures.

The Company believes that adjusted EBITDA, pro forma adjusted EBITDA, and free cash flow provide information useful to investors in assessing Charter’s ability to service its debt, fund operations, and make additional investments with internally generated funds. In addition, adjusted EBITDA generally correlates to the leverage ratio calculation under the Company’s credit facilities or outstanding notes to determine compliance with the covenants contained in the facilities and notes (all such documents have been previously filed with the United States Securities and Exchange Commission).  Adjusted EBITDA and pro forma adjusted EBITDA, as presented, include management fee expenses in the amount of $34 million and $32 million for each of the three months ended March 31, 2008 and 2007, respectively, which expense amounts are excluded for the purposes of calculating compliance with leverage covenants.

In addition to the actual results for the three months ended March 31, 2008 and 2007, we have provided pro forma results in this release for the three months ended March 31, 2007. We believe these pro forma results facilitate meaningful analysis of the results of operations. Pro forma results in this release reflect certain sales and acquisition of cable systems in 2007 as if they had occurred on January 1, 2007. Pro forma income statements for the three months ended March 31, 2007 and pro forma customer statistics as of March 31, 2007 are provided in the addendum of this news release.

Additional Information Available on Website

A slide presentation to accompany the first quarter conference call will be available on the Investor & News Center of our website at www.charter.com in the “Presentations/Webcasts” section. Pro forma data, including disclosure concerning the pro forma data and the basis upon which it was calculated, for each quarter of 2007 can also be found on the Investor & News Center in the “Pro Forma Information” section.

Conference Call

The Company will host a conference call on Monday, May 12, 2008, at 9:00 a.m. Eastern Time (ET) related to the contents of this release.

The conference call will be webcast live via the Company’s website at www.charter.com. Access the webcast by clicking on “About Charter” at the top of the home page. Participants should go to the call link at least 10 minutes prior to the start time to register. The call will be archived on the website beginning two hours after its completion. Accompanying slides will also be available on the site.

Those participating via telephone should dial 888/233-1576 no later than 10 minutes prior to the call. International participants should dial 706/643-3458. The passcode for the call is 43490012.

A replay of the call will be available at 800/642-1687 or 706/645-9291 beginning two hours after the completion of the call through the end of business on May 19, 2008. The passcode for the replay is 43490012.

About Charter Communications®

Charter Communications, Inc. is a leading broadband communications company and the third-largest publicly traded cable operator in the United States. Charter provides a full range of advanced broadband services, including advanced Charter Digital Cable® video entertainment programming, Charter High-Speed® Internet access, and Charter Telephone®. Charter Business™ similarly provides scalable, tailored, and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, video and music entertainment services, and business telephone. Charter’s advertising sales and production services are sold under the Charter Media® brand. More information about Charter can be found at www.charter.com.

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Contact:

Media:                                                                Analysts:
Anita Lamont                                                    Mary Jo Moehle
314-543-2215                                                      314-543-2397

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS:

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial.  Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under "Risk Factors" from time to time in our filings with the Securities and Exchange Commission (“SEC”).  Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," "aim," "on track," "target," "opportunity" and "potential," among others.  Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

•
the availability, in general, of funds to meet interest payment obligations under our debt and to fund our operations and necessary capital expenditures, either through cash flows from operating activities, further borrowings or other sources and, in particular, our ability to fund debt obligations (by dividend, investment or otherwise) to the applicable obligor of such debt;

•
our ability to comply with all covenants in our indentures and credit facilities, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions;

•	our ability to pay or refinance debt prior to or when it becomes due and/or refinance that debt through new issuances, exchange offers or otherwise, including restructuring our balance sheet and leverage position;
•	the impact of competition from other distributors, including incumbent telephone companies, direct broadcast satellite operators, wireless broadband providers, and digital subscriber line (“DSL”) providers;
•	difficulties in growing, further introducing, and operating our telephone services, while adequately meeting customer expectations for the reliability of voice services;
•	our ability to adequately meet demand for installations and customer service;
•
our ability to sustain and grow revenues and cash flows from operating activities by offering video, high-speed Internet, telephone and other services, and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition;

•	our ability to obtain programming at reasonable prices or to adequately raise prices to offset the effects of higher programming costs;
•	general business conditions, economic uncertainty or slowdown, including the recent significant slowdown in the new housing sector and overall economy; and
•	the effects of governmental regulation on our business.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement.  We are under no duty or obligation to update any of the forward-looking statements after the date of this release.

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CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND OPERATING DATA
(DOLLARS IN MILLIONS, EXCEPT PER SHARE AND SHARE DATA)

	Three Months Ended March 31,
	2008	2007		2007
	Actual	Actual	% Change	Pro Forma (a)	% Change

REVENUES:
Video	$858	$838	2.4%	$831	3.2%
High-speed Internet	328	294	11.6%	293	11.9%
Telephone	121	63	92.1%	63	92.1%
Commercial	93	81	14.8%	81	14.8%
Advertising sales	68	63	7.9%	62	9.7%
Other	96	86	11.6%	86	11.6%
Total revenues	1,564	1,425	9.8%	1,416	10.5%

COSTS AND EXPENSES:
Operating (excluding depreciation and amortization) (a)	681	631	7.9%	626	8.8%
Selling, general and administrative (excluding stock
compensation expense) (b)	338	298	13.4%	297	13.8%
Operating costs and expenses	1,019	929	9.7%	923	10.4%

Adjusted EBITDA	545	496	9.9%	493	10.5%

Adjusted EBITDA margin	34.8%	34.8%		34.8%

Depreciation and amortization	321	331		330
Stock compensation expense	8	5		5
Other operating expenses, net	11	4		3

Income from operations	205	156		155

OTHER EXPENSES:
Interest expense, net	(465)	(464)		(464)
Change in value of derivatives	(37)	(1)		(1)
Other expense, net	(3)	(3)		(3)
	(505)	(468)		(468)

Loss before income taxes	(300)	(312)		(313)

Income tax expense	(58)	(69)		(50)

Net loss	$(358)	$(381)		$(363)

Loss per common share, basic and diluted	$(0.97)	$(1.04)		$(0.99)

Weighted average common shares outstanding, basic and diluted	370,085,187	366,120,096		366,120,096

(a) Pro forma results reflect certain sales and acquisitions of cable systems in 2007 as if they occurred as of January 1, 2007. The pro forma statements of operations do not include adjustments for financing transactions completed by Charter during the periods presented or certain other dispositions of assets because those transactions did not significantly impact Charter's adjusted EBITDA. However, all transactions completed in 2007 have been reflected in the operating statistics. The pro forma data is based on information available to Charter as of the date of this document and certain assumptions that we believe are reasonable under the circumstances. The financial data required allocation of certain revenues and expenses and such information has been presented for comparative purposes and is not intended to provide any indication of what our actual financial position, or results of operations would have been had the transactions described above been completed on the dates indicated or to project our results of operations for any future date.

(b) Operating expenses include programming, service, and advertising sales expenses.

(c) Selling, general and administrative expenses include general and administrative and marketing expenses.

March 31, 2007. Pro forma revenues, operating costs and expenses, and net loss were reduced by $9 million, $6 million and $18 million for the three months ended March 31, 2007, respectively.

Adjusted EBITDA is a non-GAAP term. See page 6 of this addendum for the reconciliation of adjusted EBITDA to net cash flows from operating activities as defined by GAAP.

Addendum to Charter Communications, Inc. First Quarter 2008 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS)

	March 31,	December 31,
	2008	2007

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$467	$75
Short-term investments	74	-
Accounts receivable, net of allowance for doubtful accounts	207	225
Prepaid expenses and other current assets	38	36
Total current assets	786	336

INVESTMENT IN CABLE PROPERTIES:
Property, plant and equipment, net	5,114	5,103
Franchises, net	8,941	8,942
Total investment in cable properties, net	14,055	14,045

OTHER NONCURRENT ASSETS	316	285
Total assets	$15,157	$14,666

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$1,408	$1,332
Total current liabilities	1,408	1,332

LONG-TERM DEBT	20,575	19,908

NOTE PAYABLE - RELATED PARTY	67	65

DEFERRED MANAGEMENT FEES - RELATED PARTY	14	14

OTHER LONG-TERM LIABILITIES	1,237	1,035

MINORITY INTEREST	201	199

PREFERRED STOCK - REDEEMABLE	5	5

SHAREHOLDERS' DEFICIT	(8,350)	(7,892)
Total liabilities and shareholders' deficit	$15,157	$14,666

Addendum to Charter Communications, Inc. First Quarter 2008 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN MILLIONS)

	Three Months Ended March 31,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(358)	$(381)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	321	331
Noncash interest expense	13	11
Change in value of derivatives	37	1
Deferred income taxes	57	68
Other, net	13	11
Changes in operating assets and liabilities, net of effects from dispositions
Accounts receivable	18	37
Prepaid expenses and other assets	(2)	(4)
Accounts payable, accrued expenses and other	105	192
Net cash flows from operating activities	204	266

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(334)	(298)
Change in accrued expenses related to capital expenditures	(31)	(32)
Purchases of short-term investments	(74)	-
Other, net	3	9
Net cash flows from investing activities	(436)	(321)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	1,765	911
Repayments of long-term debt	(1,102)	(691)
Payments for debt issuance costs	(39)	(20)
Net cash flows from financing activities	624	200

NET INCREASE IN CASH AND CASH EQUIVALENTS	392	145
CASH AND CASH EQUIVALENTS, beginning of period	75	60
CASH AND CASH EQUIVALENTS, end of period	$467	$205

CASH PAID FOR INTEREST	$323	$304

NONCASH TRANSACTIONS:
Cumulative adjustment to Accumulated Deficit for the adoption of FIN 48	$-	$56

Addendum to Charter Communications, Inc. First Quarter 2008 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED SUMMARY OF OPERATING STATISTICS

	Approximate as of
	Actual		Pro Forma
	March 31,	December 31,	March 31,
	2008 (a)	2007 (a)	2007 (a)

Customer Summary:
Customer Relationships:
Residential (non-bulk) basic video customers (b)	4,949,100	4,959,800	5,084,600
Multi-dwelling (bulk) and commercial unit customers (c)	258,900	260,100	268,700
Total basic video customers	5,208,000	5,219,900	5,353,300

Non-video customers (b)	390,800	376,400	343,700
Total customer relationships (d)	5,598,800	5,596,300	5,697,000

Pro forma average monthly revenue per basic video customer (e)	$100.14	$97.99	$88.28
Pro forma average monthly video revenue per basic video customer (f)	$57.46	$56.05	$54.11

Residential bundled customers (g)	2,602,800	2,506,700	2,305,300

Revenue Generating Units:
Basic video customers (b) (c)	5,208,000	5,219,900	5,353,300
Digital video customers (h)	3,023,200	2,920,400	2,835,400
Residential high-speed Internet customers (i)	2,768,200	2,682,500	2,517,300
Telephone customers (j)	1,085,000	959,300	573,300
Total revenue generating units (k)	12,084,400	11,782,100	11,279,300

Video Cable Services:
Basic Video:
Estimated homes passed (l)	11,795,600	11,744,300	11,530,200
Basic video customers (b)(c)	5,208,000	5,219,900	5,353,300
Estimated penetration of basic homes passed (b) (c) (l) (m)	44.2%	44.4%	46.4%
Pro forma basic video customers quarterly net gain (loss) (b) (c) (n)	(11,900)	(66,400)	17,100

Digital Video:
Estimated digital video homes passed (l)	11,701,000	11,650,000	11,426,000
Digital video customers (h)	3,023,200	2,920,400	2,835,400
Estimated penetration of digital homes passed (h) (l) (m)	25.8%	25.1%	24.8%
Digital penetration of basic video customers (b) (c) (h) (o)	58.0%	55.9%	53.0%
Digital set-top terminals deployed	4,340,300	4,192,700	4,077,500
Pro forma digital video customers quarterly net gain (h) (n)	102,800	59,700	65,100

Non-Video Cable Services:
High-Speed Internet Services:
Estimated high-speed Internet homes passed (l)	11,078,100	11,023,700	10,777,400
Residential high-speed Internet customers (i)	2,768,200	2,682,500	2,517,300
Estimated penetration of high-speed Internet homes passed (i) (l) (m)	25.0%	24.3%	23.4%
Pro forma average monthly high-speed Internet revenue per high-speed Internet customer (f)	$40.08	$40.53	$39.76
Pro forma high-speed Internet customers quarterly net gain (i) (n)	85,700	50,500	123,900

Telephone Services:
Estimated telephone homes passed (l)	9,525,200	9,013,900	7,264,000
Telephone customers (j)	1,085,000	959,300	573,300
Estimated penetration of telephone homes passed (i) (l) (m)	11.4%	10.6%	7.9%
Pro forma average monthly telephone revenue per telephone customer (f)	$40.42	$41.77	$42.06
Pro forma telephone customers quarterly net gain (j) (n)	125,700	155,300	127,000

Pro forma operating statistics reflect the sales and acquisitions of cable systems in 2007 as if such transactions had occurred as of the last day of the respective period for all periods presented. The pro forma statements of operations do not include adjustments for financing transactions completed by Charter during the periods presented or certain other dispositions of assets because those transactions did not significantly impact Charter's adjusted EBITDA. However, all transactions completed in 2007 have been reflected in the operating statistics.

At March 31, 2007 actual basic video customers, digital video customers, high-speed Internet customers and telephone customers were 5,415,400, 2,862,900, 2,525,900, and 572,600, respectively.

See footnotes to unaudited summary of operating statistics on page 5 of this addendum.

Addendum to Charter Communications, Inc. First Quarter 2008 Earnings Release

(a)  "Customers" include all persons our corporate billing records show as receiving service (regardless of their payment status), except for complimentary accounts (such as our employees).  In addition, at March 31, 2008, December 31, 2007, and March 31, 2007, “customers” include approximately 30,600, 48,200, and 31,700 persons whose accounts were over 60 days past due in payment, approximately 4,700, 10,700, and 4,100 persons whose accounts were over 90 days past due in payment and approximately 3,200, 2,900, and 2,000 of which were over 120 days past due in payment, respectively.

(b)  "Basic video customers" include all residential customers who receive video services (including those who also purchase high-speed Internet and telephone services) but excludes approximately 390,800, 376,400, and 343,700 customer relationships at March 31, 2008, December 31, 2007, and March 31, 2007, respectively, who receive high-speed Internet service only, telephone service only, or both high-speed Internet service and telephone service and who are only counted as high-speed Internet customers or telephone customers.

(c)  Included within "basic video customers" are those in commercial and multi-dwelling structures, which are calculated on an equivalent bulk unit (“EBU”) basis.  EBU is calculated for a system by dividing the bulk price charged to accounts in an area by the most prevalent price charged to non-bulk residential customers in that market for the comparable tier of service.  The EBU method of estimating basic video customers is consistent with the methodology used in determining costs paid to programmers and has been used consistently.  As we increase our effective video prices to residential customers without a corresponding increase in the prices charged to commercial service or multi-dwelling customers, our EBU count will decline even if there is no real loss in commercial service or multi-dwelling customers.

(d)  "Customer relationships" include the number of customers that receive one or more levels of service, encompassing video, Internet and telephone services, without regard to which service(s) such customers receive.  This statistic is computed in accordance with the guidelines of the National Cable & Telecommunications Association (NCTA) that have been adopted by eleven publicly traded cable operators, including Charter.

(e) "Pro forma average monthly revenue per basic video customer" is calculated as total quarterly pro forma revenue divided by three divided by average pro forma basic video customers during the respective quarter.

(f) "Pro forma average monthly revenue per customer" represents quarterly pro forma revenue for the service indicated divided by three divided by the number of pro forma customers for the service indicated during the respective quarter.

(g) "Residential bundled customers" include residential customers receiving a combination of at least two different types of service, including Charter's video service, high-speed Internet service or telephone.  "Residential bundled customers" do not include residential customers who only subscribe to video service.

(h)  "Digital video customers" include all basic video customers that have one or more digital set-top boxes or cable cards deployed. Included in "digital video customers" on March 31, 2008, December 31, 2007, and March 31, 2007 are approximately 1,900, 2,000, and 3,500 customers, respectively, that receive digital video service directly through satellite transmission.

(i)  "Residential high-speed Internet customers" represent those residential customers who subscribe to our high-speed Internet service.  At March 31, 2008, December 31, 2007, and March 31, 2007, approximately 2,470,500, 2,392,900, and 2,229,600 of these high-speed Internet customers, respectively, receive video and/or telephone services from us and are included within the respective statistics above.

(j)  "Telephone customers" include all customers receiving telephone service.  As of March 31, 2008, December 31, 2007, and March 31, 2007, approximately 1,048,800, 920,600, and 547,200 of these telephone customers, respectively, receive video and/or high-speed Internet services from us and are included within the respective statistics above.

(k)  "Revenue generating units" represent the sum total of all basic video, digital video, high-speed Internet and telephone customers, not counting additional outlets within one household.  For example, a customer who receives two types of service (such as basic video and digital video) would be treated as two revenue generating units, and if that customer added on high-speed Internet service, the customer would be treated as three revenue generating units.  This statistic is computed in accordance with the guidelines of the NCTA that have been adopted by eleven publicly traded cable operators, including Charter.

(l)  "Homes passed" represent our estimate of the number of living units, such as single family homes, apartment units and condominium units passed by our cable distribution network in the areas where we offer the service indicated.  "Homes passed" exclude commercial units passed by our cable distribution network.  These estimates are updated for all periods presented when estimates change.

(m) "Penetration" represents customers as a percentage of homes passed for the service indicated.

(n) "Pro forma quarterly net gain (loss)" represents the pro forma net gain or loss in the respective quarter for the service indicated.

(o) "Digital penetration of basic video customers" represents the number of digital video customers as a percentage of basic video customers.

Addendum to Charter Communications, Inc. First Quarter 2008 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(DOLLARS IN MILLIONS)

	Three Months Ended March 31,
	2008	2007	2007
	Actual	Actual	Pro Forma (a)

Net cash flows from operating activities	$204	$266	$263
Less: Purchases of property, plant and equipment	(334)	(298)	(298)
Less: Change in accrued expenses related to capital expenditures	(31)	(32)	(32)

Free cash flow	(161)	(64)	(67)

Interest on cash pay obligations (b)	452	453	453
Purchases of property, plant and equipment	334	298	298
Change in accrued expenses related to capital expenditures	31	32	32
Other, net	10	2	2
Change in operating assets and liabilities	(121)	(225)	(225)

Adjusted EBITDA (c)	$545	$496	$493

(a) Pro forma results reflect certain sales and acquisitions of cable systems in 2007 as if they occurred as of January 1, 2007.

(b) Interest on cash pay obligations excludes accretion of original issue discounts on certain debt securities and amortization of deferred financing costs that are reflected as interest expense in our consolidated statements of operations.

(c) See page 1 of this addendum for detail of the components included within adjusted EBITDA.

The above schedules are presented in order to reconcile adjusted EBITDA and free cash flows, both non-GAAP measures, to the most directly comparable GAAP measures in accordance with Section 401(b) of the Sarbanes-Oxley Act.

Addendum to Charter Communications, Inc. First Quarter 2008 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
CAPITAL EXPENDITURES
(DOLLARS IN MILLIONS)

	Three Months Ended March 31,
	2008	2007

Customer premise equipment (a)	$165	$161
Scalable infrastructure (b)	81	49
Line extensions (c)	21	24
Upgrade/Rebuild (d)	17	12
Support capital (e)	50	52

Total capital expenditures	$334	$298

(a) Customer premise equipment includes costs incurred at the customer residence to secure new customers, revenue units and additional bandwidth revenues. It also includes customer installation costs in accordance with SFAS No. 51 and customer premise equipment (e.g., set-top boxes and cable modems, etc.).

(b) Scalable infrastructure includes costs, not related to customer premise equipment or our network, to secure growth of new customers, revenue units and additional bandwidth revenues or provide service enhancements (e.g., headend equipment).

(c) Line extensions include network costs associated with entering new service areas (e.g., fiber/coaxial cable, amplifiers, electronic equipment, make-ready and design engineering).

(d) Upgrade/rebuild includes costs to modify or replace existing fiber/coaxial cable networks, including betterments.

(e) Support capital includes costs associated with the replacement or enhancement of non-network assets due to technological and physical obsolescence (e.g., non-network equipment, land, buildings and vehicles).

Addendum to Charter Communications, Inc. First Quarter 2008 Earnings Release